Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

April 2012 Performance Update

The Frontier Fund Supplement Dated April 30, 2012 to Prospectus Dated April 30, 2012

The Frontier Fund Class 1 Original

T H E  F RO N T I E R  F U N D ’ S  G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

April performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	April 30, 2012 MTD	April 30, 2012 YTD	NAV / Unit
Balanced Series-1	2.92%	-1.53%	$122.60
Balanced Series-1a	2.95%	-1.40%	$106.94
Tiverton/Graham/Transtrend Series-1	-0.52%	-2.04%	$89.16
Currency Series-1	-1.86%	-6.19%	$66.11
Long/Short Commodity Series-1	0.80%	-0.62%	$135.28
Winton/Graham Series-1	0.53%	0.19%	$104.92
Winton Series-1	-0.24%	-2.45%	$137.67

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

* The above table sets forth the actual performance for the Class and Series as of April 30, 2012. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2012

(Unaudited)

Income
Realized trading gain (loss)	$2,574,628.56
Unrealized trading gain (loss)	$3,401,752.00
Less: Commissions	$(289,774.70)
Less: Trading Fee paid to Managing Owner	$(106,675.02)
Interest income	$(3,225.21)

Total Income	$5,576,705.63
Expenses
Broker service fees	$426,677.83
Incentive fees	$140,784.75
Management fees	$170,124.75

Total Expenses	$737,587.33

Net Income (Loss)	$4,839,118.30

Statement of Changes in Net Asset Value

	Units	Dollars	Value per unit
Net asset value, beginning of month	1,408,019.72743	$167,728,802.10	119.12
Current month additions	343.18548	40,605.28
Current month redemptions	-23,738.55024	-2,854,352.45
Net income (loss) for current month		4,839,118.30	3.48

Net asset value, end of current month	1,384,624.36267	$169,754,173.23	122.60

	Monthly rate of return		2.92%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES - 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2012

(Unaudited)

Income
Realized trading gain (loss)	$7,442.70
Unrealized trading gain (loss)	$9,755.73
Less: Commissions	$(829.38)
Less: Trading Fee paid to Managing Owner	$(305.33)
Interest income	$632.93

Total Income	$16,696.65
Expenses
Trading fees	$472.26
Broker service fees	$1,221.14
Incentive fees	$403.02
Management fees	$486.87

Total Expenses	$2,583.29

Net Income (Loss)	$14,113.36

Statement of Changes in Net Asset Value

	Units	Dollars	Value per unit
Net asset value, beginning of month	4,624.54370	$480,340.71	103.87
Current month additions	0.45878	47.34
Current month redemptions	-35.98683	-3,773.10
Net income (loss) for current month		14,113.36	3.07

Net asset value, end of current month	4,589.01565	$490,728.31	106.94

	Monthly rate of return		2.95%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES - 1a

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2012

(Unaudited)

Income
Realized trading gain (loss)	$(229,260.54)
Unrealized trading gain (loss)	$290,421.57
Less: Commissions	$(22,008.37)
Less: Trading Fee paid to Managing Owner	$(26,700.45)
Interest income	$15,746.63

Total Income	$28,198.84
Expenses
Broker service fees	$80,162.05
Incentive fees	$2,056.09
Management fees	$118,319.02

Total Expenses	$200,537.16

Net Income (Loss)	$(172,338.32)

Statement of Changes in Net Asset Value

	Units	Dollars	Value per unit
Net asset value, beginning of month	358,403.90481	$32,122,523.24	89.63
Current month additions	35.20599	3,113.17
Current month redemptions	-9,718.07568	-861,815.42
Net income (loss) for current month		-172,338.32	-0.47

Net asset value, end of current month	348,721.03512	$31,091,482.67	89.16

	Monthly rate of return		-0.52%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - TIVERTON/GRAHAM/TRANSTREND SERIES - 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2012

(Unaudited)

Income
Realized trading gain (loss)	$1,825.25
Unrealized trading gain (loss)	$(56,614.95)
Less: Trading Fee paid to Managing Owner	$(2,307.58)
Interest income	$(970.52)

Total Income	$(58,067.80)
Expenses
Broker service fees	$9,230.94

Total Expenses	$9,230.94

Net Income (Loss)	$(67,298.74)

Statement of Changes in Net Asset Value

	Units	Dollars	Value per unit
Net asset value, beginning of month	54,247.12532	$3,654,393.91	67.37
Current month additions	62.30409	4,241.44
Current month redemptions	-588.51669	-39,716.34
Net income (loss) for current month		-67,298.74	-1.26
Net asset value, end of current month	53,720.91272	$3,551,620.27	66.11

	Monthly rate of return		-1.86%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - CURRENCY SERIES - 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2012

(Unaudited)

Income
Realized trading gain (loss)	$22,312.28
Unrealized trading gain (loss)	$326.82
Less: Commissions	$(1,748.97)
Less: Trading Fee paid to Managing Owner	$(907.01)
Interest income	$2,452.28

Total Income	$22,435.40
Expenses
Broker service fees	$3,626.63
Incentive fees	$373.14
Management fees	$7,661.58

Total Expenses	$11,661.35

Net Income (Loss)	$10,774.05

Statement of Changes in Net Asset Value

	Units	Dollars	Value per unit
Net asset value, beginning of month	10,800.94576	$1,449,541.22	134.21
Current month additions	10.17455	1,343.70
Current month redemptions	-359.60778	-47,732.82
Net income (loss) for current month		10,774.05	1.07

Net asset value, end of current month	10,451.51253	$1,413,926.15	135.28

	Monthly rate of return		0.80%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - LONG/SHORT COMMODITY SERIES - 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2012

(Unaudited)

Income
Realized trading gain (loss)	$(372,639.00)
Unrealized trading gain (loss)	$647,484.88
Less: Commissions	$(17,068.18)
Less: Trading Fee paid to Managing Owner	$(14,087.21)
Interest income	$7,235.53

Total Income	$250,926.02
Expenses
Broker service fees	$56,338.56
Management fees	$81,433.98

Total Expenses	$137,772.54

Net Income (Loss)	$113,153.48

Statement of Changes in Net Asset Value

	Units	Dollars	Value per unit
Net asset value, beginning of month	215,549.23613	$22,496,784.39	104.37
Current month additions	55.00559	5,599.62
Current month redemptions	-3,607.23401	-372,271.24
Net income (loss) for current month		113,153.48	0.55

Net asset value, end of current month	211,997.00771	$22,243,266.25	104.92

	Monthly rate of return		0.53%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON/GRAHAM SERIES - 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2012

(Unaudited)

Income
Realized trading gain (loss)	$(331,402.88)
Unrealized trading gain (loss)	$397,281.56
Less: Commissions	$(3,053.56)
Less: Trading Fee paid to Managing Owner	$(23,069.24)
Interest income	$33,612.35

Total Income	$73,368.23
Expenses
Broker service fees	$92,271.74
Management fees	$68,049.61

Total Expenses	$160,321.35
Net Income (Loss)	$(86,953.12)

Statement of Changes in Net Asset Value

	Units	Dollars	Value per unit
Net asset value, beginning of month	265,303.66457	$36,610,938.41	138.00
Current month additions	136.00366	18,462.97
Current month redemptions	-706.95224	-96,920.82
Net income (loss) for current month		-86,953.12	-0.33

Net asset value, end of current month	264,732.71599	$36,445,527.44	137.67

	Monthly rate of return		-0.24%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON SERIES - 1

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2012

(Unaudited)

Income
Realized trading gain (loss)	$3,551,502.19
Unrealized trading gain (loss)	$4,694,924.40
Less: Commissions	$(400,318.16)
Less: Trading Fee paid to Managing Owner	$(147,453.32)
Interest income	$3,387.17
Total Income	$7,702,042.28
Expenses
Trading fees	$5,820.58
Broker service fees	$427,898.97
Incentive fees	$194,217.99
Management fees	$235,071.37

Total Expenses	$863,008.91

Net Income (Loss)	$6,839,033.37

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,849,620.20530	$232,339,610.27	125.61
Current month additions	370.13664	44,590.31
Current month redemptions	-36,694.45519	-4,714,500.54
Net income (loss) for current month		6,839,033.37	3.72

Net asset value, end of current month	1,813,295.88675	$234,508,733.41	129.33

	Monthly rate of return		2.96%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of The Frontier Fund - Balanced Series

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2012

(Unaudited)

Income
Realized trading gain (loss)	$(259,000.37)
Unrealized trading gain (loss)	$328,841.00
Less: Commissions	$(24,880.98)
Less: Trading Fee paid to Managing Owner	$(30,176.21)
Interest income	$17,795.79
Total Income	$32,579.23
Expenses
Broker service fees	$80,162.05
Incentive fees	$2,352.27
Management fees	$133,740.18
Total Expenses	$216,254.50

Net Income (Loss)	$(183,675.27)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	395,885.70563	$36,279,825.20	91.64
Current month additions	35.20599	3,113.17
Current month redemptions	-9,818.77084	-872,846.10
Net income (loss) for current month		-183,675.27	-0.40
Net asset value, end of current month	386,102.14078	$35,226,417.00	91.24

	Monthly rate of return		-0.44%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of The Frontier Fund - Tiverton/Graham/Transtrend Series

THE FRONTIER FUND CURRENCY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2012

(Unaudited)

Income
Realized trading gain (loss)	$1,862.73
Unrealized trading gain (loss)	$(57,749.60)
Less: Trading Fee paid to Managing Owner	$(2,354.43)
Interest income	$(990.23)

Total Income	$(59,231.53)
Expenses
Broker service fees	$9,230.94
Total Expenses	$9,230.94

Net Income (Loss)	$(68,462.47)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	55,127.76345	$3,728,693.25	67.64
Current month additions	62.30409	4,241.44
Current month redemptions	-637.36251	-43,801.08
Net income (loss) for current month		-68,462.47	-1.27
Net asset value, end of current month	54,552.70503	$3,620,671.14	66.37

	Monthly rate of return		-1.87%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of The Frontier Fund - Currency Series

THE FRONTIER FUND FRONTIER LONG/SHORT COMMODITY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2012

(Unaudited)

Income
Realized trading gain (loss)	$1,105,223.05
Unrealized trading gain (loss)	$27,458.92
Less: Commissions	$(85,278.12)
Less: Trading Fee paid to Managing Owner	$(88,355.43)
Interest income	$119,517.87
Total Income	$1,078,566.29
Expenses
Broker service fees	$40,045.62
Incentive fees	$19,630.59
Management fees	$299,546.18
Total Expenses	$359,222.39

Net Income (Loss)	$719,343.90

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	495,926.61249	$69,654,199.12	140.45
Current month additions	11,113.41473	1,390,532.51
Current month redemptions	-9,766.98094	-1,386,066.62
Net income (loss) for current month		719,343.90	1.08
Net asset value, end of current month	497,273.04628	$70,378,008.91	141.53

	Monthly rate of return		0.77%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of The Frontier Fund - Frontier Long/Short Commodity Series

THE FRONTIER FUND WINTON/GRAHAM SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2012

(Unaudited)

Income
Realized trading gain (loss)	$(457,267.29)
Unrealized trading gain (loss)	$794,089.71
Less: Commissions	$(20,952.89)
Less: Trading Fee paid to Managing Owner	$(17,304.53)
Interest income	$8,875.76
Total Income	$307,440.76
Expenses
Broker service fees	$56,338.56
Management fees	$100,009.23

Total Expenses	$156,347.79

Net Income (Loss)	$151,092.97

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	255,789.80385	$27,737,192.81	108.44
Current month additions	55.00559	5,599.62
Current month redemptions	-5,098.28590	-564,952.67
Net income (loss) for current month		151,092.97	0.55

Net asset value, end of current month	250,746.52354	$27,328,932.73	108.99

	Monthly rate of return		0.51%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of The Frontier Fund - Winton/Graham Series

THE FRONTIER FUND WINTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2012

(Unaudited)

Income
Realized trading gain (loss)	$(435,148.84)
Unrealized trading gain (loss)	$519,092.13
Less: Commissions	$(4,004.19)
Less: Trading Fee paid to Managing Owner	$(30,268.53)
income	$44,068.84
Total Income	$93,739.41
Expenses
Broker service fees	$92,271.74
Management fees	$89,260.41

Total Expenses	$181,532.15

Net Income (Loss)	$(87,792.74)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	335,858.98704	$48,136,207.13	143.32
Current month additions	136.00366	18,462.97
Current month redemptions	-2,656.67528	-412,899.81
Net income (loss) for current month		-87,792.74	-0.36

Net asset value, end of current month	333,338.31542	$47,653,977.55	142.96

	Monthly rate of return		-0.25%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of The Frontier Fund - Winton Series